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                            EXHIBIT 23

                CONSENT OF INDEPENDENT ACCOUNTANTS
                ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44563) of DeVry Inc. of our report dated August 3, 1998 appearing on page 83 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Chicago, Illinois
September 23, 1998